Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78053) pertaining to the Orbit/FR, Inc. stock option plan of our report dated March 30, 2011, with respect to the consolidated financial statements of Orbit/FR, Inc. in the Amendment No. 3 to Form 10-K for the year ended December 31, 2010.
/s/ Cornick, Garber & Sandler, LLP
December 20, 2011
New York, NY